UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009

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IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-7190	65-0854631
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1259 NW 21st Street

Pompano Beach, Florida     33069

(Address of principal executive offices and zip code)

(954) 917-4114

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 30, 2009, Imperial Industries, Inc. (the “Company”) received a NASDAQ Staff Deficiency Letter from the NASDAQ Listing Qualifications Department indicating that for the previous 30 days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). The notification has no effect on the listing of the Company’s common stock at this time.

In accordance with NASDAQ Listing Rule 5810 (c)(3)(A), the Company has 180 calendar days, or until June 28, 2010, to regain compliance. In order to regain compliance, the Company’s common stock must have a closing bid price of $1.00 per share or more for a minimum of 10 consecutive business days. The Company has not determined to take any particular course of action at this time with respect to this NASDAQ notice.

The NASDAQ Staff Deficiency Letter further provided that if compliance with the $1.00 minimum bid price requirement cannot be demonstrated by the Company by June 28, 2010, the NASDAAQ staff may grant the Company an additional 180 calendar days to regain compliance, if at that time, the Company meets the NASDAQ Capital Market initial listing requirements as set forth in NASDAQ Listing Rule 5505, except for the $1.00 minimum price requirement. If the Company fails to regain compliance with the $1.00 minimum bid price requirement during the initial 180 day period and is not eligible for an additional 180 day compliance period, the NASDAQ staff would notify the Company at that time that the Company’s securities would be delisted and the Company would have the right to appeal such delisting to the NADAQ Listing Qualifications Panel which would stay the effect of the delisting pending a hearing on the matter.

In addition, on January 4, 2010, the Company received a written NASDAQ Staff Determination Letter stating that the Company failed to hold an annual shareholders’ meeting by the end of its fiscal year ending December 31, 209, in violation of the continued listing standard set forth in NASDAQ Listing Rule 4350(e), and that its shares of common stock are, therefore, because of this additional matter, subject to delisting from the NASDAQ Capital Market.

As previously reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2009, the Company received a Staff Determination Letter from NASDAQ on December 23, 2009, rejecting the Company’s proposed plan to resolve its failure to comply with the minimum stockholders’ equity requirement of $2,500,000 as set forth in the NASDAQ Listing Rule 5550(b) as of September 30, 2009. Pursuant to applicable NASDAQ rules, the Company requested and was granted, a hearing from a NASDAQ Listing Qualification Panel on January 28, 2010 to request the continued listing of its common stock on the NASDAQ Capital Market, which stayed the delisting of its common stock. The Company will be able to present its views to the NASDAQ Listing Qualifications Panel at this hearing with respect to its additional deficiency of not holding an annual shareholders’ meeting in 2009.

The Company can make no assurance that the bid price of its common stock will not remain below the $1.00 minimum bid price requirement or that it will be able to maintain continued listing on the NASDAQ Capital Market related to its appeal and hearing before the NASDAQ Listing Qualification Panel because of its failure to comply with the $2,500,000 stockholders’ equity requirement and the failure to hold an annual shareholders’ meeting in 2009.

On January 5, 2010 the Company issued a press release announcing that it had received the above mentioned delisting notices from NASDAQ because its common stock did not maintain a minimum closing bid price of $1.00 per share and that it had not held a shareholders’ meeting in 2009. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following Exhibit is filed with this Report.

Exhibit	Description
99.1	Press Release issued by Imperial Industries, Inc. dated January 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL INDUSTRIES, INC.

By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr.
Chief Operating Officer

Dated:  January 5, 2010

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release issued by Imperial Industries, Inc. dated January 5, 2010